Exhibit 10.3

Execution Version

FIRST AMENDMENT TO LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT, dated as of January 12, 2017 (this “Amendment”) is made between American Realty Capital Hospitality Trust, Inc., a Maryland corporation (the “Borrower”) and Summit Hotel OP, LP (the “Lender”).

WHEREAS, the Borrower and the Lender have entered into that certain Loan Agreement, dated as of February 11, 2016 (as amended, supplemented or otherwise modified pursuant to this Amendment, the “Loan Agreement”), pursuant to which the Lender extended a loan to the Borrower in an aggregate original principal amount of $27,500,000 (the “Loan”);

WHEREAS, the Borrower and the Lender wish to amend certain provisions of the Loan Agreement in the manner and on the terms and conditions provided for herein.

THEREFORE, the parties agree as set forth herein.

1.       Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

2.       The Loan Agreement is hereby amended as follows:

(a)       Section 2 of the Loan Agreement is hereby amended by adding the following immediately prior to the final sentence thereof:

“Subject to the occurrence of the Summit II PSA Closing Date (defined below), the Borrower shall repay a portion of the remaining principal amount of the Loan in an aggregate amount equal to $2,000,000, to be paid in installments of $1,000,000 on the last day of each of August and September 2017 (the “2017 Amortization Payments”), which shall be applied to repay the outstanding principal amount of the Summit III Advance and the Summit II Advance on a pro rata basis. Notwithstanding any provision to the contrary in this Amendment, upon the Closing Date, as defined in the Summit II Purchase Agreement (as amended, supplemented or otherwise modified, the “Summit II PSA Closing Date”), the outstanding principal of the Loan and any accrued interest thereon shall become immediately due and payable in full.”

(b)       Section 3(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Upon the effective date of the First Amendment to Loan Agreement, dated January 12, 2017, between the Borrower and the Lender, the Maturity Date shall be extended (the “First Extension”) automatically and without further action to February 11, 2018 (the “First Extended Maturity Date”).”

(c)       Section 4(a) of the Existing Loan Agreement is hereby amended and restated by adding the following proviso at the end thereof:

“; provided that with respect to the First Extension, such amount described in section 4(a)(ii) shall not be added to the principal amount of the Loan, but instead shall be payable in cash on the earlier of (x) the Summit II PSA Closing Date and (y) the termination of the Summit II Purchase Agreement as the result of a breach of the Summit II Purchase Agreement by American Realty Capital Hospitality Portfolio SMT ALT, LLC or its successor or permitted assignee.”

(d)       Section 4 of the Loan Agreement is hereby amended to replace each instance of “First Extension Maturity Date” with “First Extended Maturity Date,” and to replace each instance of “Second Extension Maturity Date” with “Second Extended Maturity Date.”

(e)       Section 8 of the Loan Agreement is hereby deleted in its entirety and replaced with “Reserved.”

(f)       Section 15 of the Loan Agreement is hereby amended by adding the following clause to the end thereof:

“(h) if an Event of Default, as defined in the Loan Agreement, dated as of January 12, 2017, between Borrower and Lender, occurs and remains continuing.”

(g)       Annex A to the Loan Agreement is hereby amended and restated in its entirety as set forth on Annex A hereto.

3.       The amendments provided for herein shall become effective on the date (the “First Amendment Effective Date”) on which the Borrower and the Lender shall have executed and delivered a counterpart of this Amendment and the Summit II PSA Amendment shall have become effective. On and after the First Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, shall refer to the Loan Agreement as amended hereby and the term “Loan Agreement”, as used in each Loan Document, shall mean the Loan Agreement as so amended.

4.       The Amendment shall be governed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as of the day and year first above written.

Borrower:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

By:	/s/ Paul C. Hughes
Name:	Paul C. Hughes
Title:	Authorized Signatory

lENDER:

SUMMIT HOTEL OP, LP
a Delaware limited partnership
By: Summit Hotel GP, LLC,
a Delaware limited liability company
Its: General Partner
By: Summit Hotel Properties, Inc.,
a Maryland corporation
Its: sole member

By:	/s/ Christopher Eng
Name:	Christopher Eng
Title:	EVP & General Counsel

Annex A

Debt Service Payment Schedule